                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                               for the purchase by

                        CROSS MEDIA MARKETING CORPORATION

                                of certain assets

                                       of

                              JWE ENTERPRISES, INC.

                                       and

                               JWE HOLDINGS, INC.



                               As of May 27, 2002

                                TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
1.       Certain Defined Terms....................................................................................        1

2.       Purchase of Assets.......................................................................................        2
         2.1      Assets..........................................................................................        2
         2.2      Excluded Assets.................................................................................        3
         2.3      Assumption of Certain Liabilities...............................................................        4
         2.4      Liabilities Not Assumed by Buyer................................................................        4
         2.5      Right of Enforcement and Settlement.............................................................        4
         2.6      JXM Membership Interest.........................................................................        5

3.       Closing and Effective Time...............................................................................        5
         3.1      Closing Date and Place..........................................................................        5
         3.2      Purchase Price..................................................................................        5
         3.3      Prorations......................................................................................        8
         3.4      Allocation of Purchase Price....................................................................        8

4.       Representations, Warranties and Covenants of Seller Group................................................        8
         4.1      Authority.......................................................................................        8
         4.2      Compliance with Laws............................................................................        9
         4.3      No Conflict.....................................................................................        9
         4.4      Consents........................................................................................        9
         4.5      Title to Assets; Encumbrances...................................................................        9
         4.6      Software and Intellectual Property..............................................................        9
         4.7      Condition and Sufficiency of Assets............................................................        11
         4.8      Proceedings....................................................................................        11
         4.9      Undisclosed Liabilities........................................................................        11
         4.10     Taxes..........................................................................................        11
         4.11     No Material Adverse Change.....................................................................        11
         4.12     No Broker......................................................................................        12
         4.13     Contracts......................................................................................        12
         4.14     Inventory......................................................................................        13
         4.15     Employees......................................................................................        13
         4.16     Employee Benefit Plans.........................................................................        15
         4.17     Suppliers......................................................................................        16
         4.18     Insurance......................................................................................        16
         4.19     Related Party Transactions.....................................................................        17
         4.20     Environmental Matters..........................................................................        17
         4.21     Books and Records..............................................................................        18
         4.22     Securities Laws Compliance Procedures..........................................................        18
         4.23     Statements True and Correct....................................................................        20

5.       Representations and Warranties of Buyer.................................................................        20
         5.1      Organization...................................................................................        20

                                TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
         5.2      Authorized Capital Stock; XMM Shares...........................................................        20
         5.3      Authority......................................................................................        20
         5.4      No Violation...................................................................................        21
         5.5      Consents.......................................................................................        21
         5.6      Proceedings....................................................................................        21
         5.7      No Broker......................................................................................        21
         5.8      SEC Filings; Financial Statements..............................................................        21
         5.9      Absence of Certain Changes or Events...........................................................        22
         5.10     Permits; No Violation of Law...................................................................        22
         5.11     Statements True and Correct....................................................................        22

6.       Covenants and Other Agreements..........................................................................        22
         6.1      Access and Investigation.......................................................................        22
         6.2      Refunds and Reimbursement......................................................................        23
         6.3      Renewal Orders.................................................................................        23
         6.4      Audit Right....................................................................................        23
         6.5      Retained Receivables...........................................................................        23
         6.6      Conduct of Business............................................................................        24
         6.7      Notification...................................................................................        26
         6.8      Expenses.......................................................................................        26
         6.9      Consents.......................................................................................        26
         6.10     Transfer of Contracts and Permits..............................................................        26
         6.11     Bulk Sales Notices.............................................................................        26
         6.12     Seller's Employees.............................................................................        26
         6.13     Exercise of Put................................................................................        27

7.       Conditions Precedent to the Obligations of Buyer........................................................        27
         7.1      Representations and Warranties; Agreements.....................................................        27
         7.2      Delivery of Documents..........................................................................        27
         7.3      Proceedings....................................................................................        28
         7.4      Termination Statements.........................................................................        28
         7.5      Termination of Agreements......................................................................        28
         7.6      Non-Competition Agreement......................................................................        28
         7.7      Ellsworth Employment Agreement.................................................................        28
         7.8      Due Diligence..................................................................................        29
         7.9      Approval.......................................................................................        29
         7.10     Consents.......................................................................................        29
         7.11     Subordination Agreement........................................................................        29

8.       Conditions Precedent to the Obligations of Seller Group.................................................        29
         8.1      Agreements, Representations and Warranties.....................................................        29
         8.2      Purchase Price.................................................................................        29
         8.3      Proceedings....................................................................................        29

                                TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
         8.4      Registration Rights Agreement..................................................................        29
         8.5      Delivery of Documents..........................................................................        29
         8.6      Consents.......................................................................................        30
         8.7      Ellsworth Employment Agreement.................................................................        30

9.       Indemnification.........................................................................................        30
         9.1      Obligation of Seller Group to Indemnify........................................................        30
         9.2      Obligation of Buyer to Indemnity...............................................................        31
         9.3      Limitations on Indemnification.................................................................        31
         9.4      Claim Notice...................................................................................        31
         9.5      Procedures.....................................................................................        32
         9.6      Right of Set-Off...............................................................................        32
         9.7      Other Remedies.................................................................................        32

10.      Notices.................................................................................................        33

11.      Miscellaneous...........................................................................................        33
         11.1     Disclosure.....................................................................................        33
         11.2     Confidentiality................................................................................        33
         11.3     Notices........................................................................................        33
         11.4     Entire Agreement...............................................................................        34
         11.5     Waivers and Amendments.........................................................................        34
         11.6     Binding Agreement; No Third Party Beneficiaries................................................        34
         11.7     Governing Law..................................................................................        34
         11.8     Jurisdiction; Service of Process...............................................................        34
         11.9     Assignment.....................................................................................        34
         11.10    Severability...................................................................................        35
         11.11    Counterparts...................................................................................        35
         11.12    Exhibits and Schedules.........................................................................        35
         11.13    Headings.......................................................................................        35
         11.14    Neutral Construction...........................................................................        35
         11.15    Termination....................................................................................        35

                            ASSET PURCHASE AGREEMENT

Parties:          Cross Media Marketing Corporation,
                  a Delaware corporation ("Buyer" or "Cross Media") 461 Fifth Avenue, 19th Floor
                  New York, NY 10017

                  JWE Enterprises, Inc.,
                  a Montana corporation ("Seller")
                  P.O. Box 1202
                  Lolo, MT  59847

                  JWE Holdings, Inc.
                  a Delaware corporation ("Holdings")
                  P.O. Box 1202
                  Lolo, MT  59847

                  Jason W. Ellsworth ("Ellsworth")
                  2820 Cobblestone Drive
                  Palm Harbor, FL  34684

Date:             As of May 27, 2002

Background:

         A. Ellsworth owns 100% of the issued and outstanding stock of Seller. Seller is engaged in the Business. Seller is a "Subchapter S" corporation and cash basis taxpayer.

         B. Holdings, a wholly-owned subsidiary of Seller, owns a membership interest (the "Interest") in J. Cross Marketing, LLC, a Delaware limited liability company ("JXM").

         C. Subject to the provisions of this Asset Purchase Agreement (the "Agreement"), Seller agrees to sell, and Buyer or its designee agrees to purchase, certain Assets (as defined herein) used in the operations of Seller's Business, and Holdings agrees to sell, and Buyer or its designee as set forth below agrees to purchase, the Interest. Media Outsourcing, Inc., a Delaware corporation ("MOS") or another subsidiary of Buyer (the "Designee") may be the purchaser of the Assets and/or the Interest, but if Buyer is not the purchaser it will guaranty the purchaser's obligations hereunder.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. Certain Defined Terms. Certain defined capitalized terms (the first letters of which are capitalized) used in this Agreement and not specifically defined in context are set forth in Appendix A of this Agreement and are incorporated herein by reference.

         2. Purchase of Assets.

                  2.1 Assets. At the Closing (as defined in Section 3), subject to and upon the terms and conditions contained herein, Seller will sell to Buyer or its Designee, and Buyer or its Designee will purchase and receive from Seller, all right, title and interest in and under and to all of Seller's assets, properties and rights of every kind, nature and description, tangible or intangible, real or personal, and the goodwill of and relating to the Business, but excluding the Excluded Assets (collectively, the "Assets"), free and clear of all Encumbrances, including, but not limited to, the following:

                           2.1.1 All furniture, fixtures, leasehold
improvements, machinery, equipment, office materials and supplies, vehicles, computer hardware, data processing equipment owned by Seller and all other tangible personal property of Seller and all related warranties and similar rights, including, without limitation, all such items listed on Schedule 4.7(a) (collectively, the "Tangible Personal Property");

                           2.1.2 All prepaid and deferred expenses and deposits
relating to the Business or the Assets (except for prepaid state income or franchise taxes, prepaid federal income taxes and prepaid insurance, which will be prorated as described in Section 3.3), and deposits under Contracts which are not assigned to and assumed by Buyer pursuant to this Agreement;

                           2.1.3 All Intellectual Property owned by Seller,
other than the items of Intellectual Property listed in the Excluded Assets (collectively, the "Seller Intellectual Property");

                           2.1.4 All computer databases and software owned by,
or licensed to, Seller (collectively, "Seller Software");

                           2.1.5 All marketing materials including, but not
limited to, printed materials, brochures and trade booths;

                           2.1.6 All Contracts identified on Schedule 4.13,
which may be required by Buyer to be modified or extended (the "Assumed Contracts"); provided, however, that Buyer shall have the right to assume (but may reject) any Contract of Seller which should have been, but was not, identified on such Schedule 4.13 as an Assumed Contract;

                           2.1.7 All lists, records, files, books and documents
(including, without limitation, credit information) in whatever form or medium (electronic, paper or otherwise) relating to past, current or prospective customers, suppliers, subscribers, agents, publishers, clearing houses and other Persons relating to the Business or the Assets, and other business and financial records, files, books and documents in whatever form or medium (electronic, paper or otherwise) held by Seller relating to the Business or the Assets, but excluding all of the above relating to Excluded Liabilities or minute books, capital records and other documents of Seller that are not reasonably of use to Buyer in the conduct of the Business;

                           2.1.8 All governmental franchises, licenses,
approvals, authorizations and permits (collectively, "Permits") which are assignable that are held or used by Seller in connection with the Business or the Assets;

                           2.1.9 All claims, causes of action, rights of
recovery and rights of set-off of any kind of Seller relating to the Business or the Assets, including, without limitation, any Encumbrance for the benefit of or any rights to payment or to enforce payment in connection with the Business or the Assets;

                           2.1.10 All rights to and under any noncompetition,
confidentiality, trade secret or other similar agreements or arrangements of Seller and relating to the Business or the Assets, including, without limitation, all causes of action or rights to sue for past infringement or breaches thereunder possessed by Seller;

                           2.1.11 All Inventory of Seller on hand at the Closing
Date;

                           2.1.12 All telephone numbers and similar assets used
in or relating to the Business; and

                           2.1.13 All other assets of the Business (except the
Excluded Assets), wherever located, tangible or intangible, including without limitation, all goodwill.

                  2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the following assets of Seller are excluded from the sale and purchase contemplated by this Agreement (the "Excluded Assets"):

                           2.2.1 All cash and cash equivalents, including but
not limited to cashiers' checks, money orders and travelers' checks (on hand, in the bank or invested) on the Closing Date;

                           2.2.2 Corporate minute books, stock books, and
original financial and legal books and records of Seller;

                           2.2.3 All accounts, notes, and other receivables of
Seller outstanding on the Closing Date (collectively, the "Retained
Receivables");

                           2.2.4 Prepaid state income or franchise taxes,
prepaid federal income taxes and prepaid insurance;

                           2.2.5 Any right, title or interest of Seller in any
refunds or credits of income taxes receivable after the Closing to the extent relating to periods ending on or prior to the Closing Date;

                           2.2.6 All rights of the Seller under any Contracts
which are identified on Schedule 2.2.6 or relate to Indebtedness of Seller (collectively, "Excluded Contracts");

                           2.2.7 The assets identified on Schedule 2.2.7; and

                           2.2.8 The name "JWE Enterprises" and any other
fictitious name of Seller and any trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, logo of Seller.

                  2.3 Assumption of Certain Liabilities. From and after the Closing Date, subject to the provisions of this Agreement, Buyer shall assume only the following Liabilities of Seller (the "Assumed Liabilities"), and none other: the executory obligations of Seller to be performed on or after the Closing Date under the Assumed Contracts, excluding any Liabilities arising from any breach or default thereunder or noncompliance therewith by Seller prior to the Closing Date.

                  2.4 Liabilities Not Assumed by Buyer. Notwithstanding anything to the contrary contained herein, except for the Assumed Liabilities, Buyer does not assume and will in no event be liable for any acts or omissions of Seller (relating to the Business or otherwise) or Holdings, or any Liabilities of Seller, the Business or Holdings to any Person under any Contracts or otherwise and arising by operation of law or otherwise. Except for the Assumed Liabilities, the parties expressly understand and agree that Buyer is not assuming or agreeing to pay or be responsible for any Liabilities of Seller or Holdings, fixed or contingent, disclosed or undisclosed, of any nature whatsoever, including, without limitation, (i) any Liabilities which arise out of or result from any breach of contract, breach of warranty, negligence or other tort, or infringement on the rights of others by Seller or Holdings or any employee or agent of Seller or Holdings, (ii) any Liabilities of Seller or Holdings for Federal, state or local income or other taxes, governmental charges or assessments, (iii) any Liabilities which arise out of or result from any breach of any Federal, state or local law, statute, rule, regulation, order, ordinance or decree by Seller or Holdings or any employee or agent of Seller or Holdings, (iv) any sales taxes, including, without limitation, sales and other transfer taxes (including, without limitation, penalties and interest) attributable to, arising out of or resulting from the sale of the Assets or the Interest, which taxes shall be borne solely by the Seller or Holdings; (v) any regulatory orders and directives applicable to Seller except as specifically applicable to Seller's successors and assigns as may be provided in such regulatory orders and directives applicable to Seller; (vi) any Liabilities under any Excluded Contracts or relating to any Excluded Asset; (vii) any Liabilities for the payment of bonus, deferred compensation, pension, thrift, retirement, profit-sharing, disability, health, medical, hospital, insurance or other benefits to any employees of Seller or Holdings, including, but not limited to, any Liability to all or any employees for severance pay and other termination benefits, continuation coverage obligations arising under COBRA and the Code with respect to employees of Seller not hired by Buyer or under any Employee Benefit Plan; or (viii) any other Liability arising out of the ownership or use of the Assets or the operation of the Business prior to the Closing Date. All Liabilities of Seller that are not assumed by Buyer under this
Section 2.4 will be and remain solely Seller's responsibility, and all Liabilities of Holdings will be and remain solely Holdings' responsibility. Buyer is not adopting, sponsoring, maintaining or assuming, or becoming obligated to contribute to, any of the Seller Group's Employee Benefit Plans.

                  2.5 Right of Enforcement and Settlement. From and after the Closing Date, Buyer shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify Buyer promptly of any claim made with respect to any Assumed Liability, and Seller shall not, except with Buyer's prior written consent, which consent may be withheld by Buyer in its absolute discretion, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to, any Assumed Liability. Seller shall cooperate with Buyer in any reasonable manner requested by Buyer in connection with any negotiations or proceedings involving any Assumed Liabilities.

                  2.6 JXM Membership Interest. At the Closing, subject to and upon the conditions set forth herein, Holdings will sell to Buyer, and Buyer will purchase and receive from Holdings, all right, title and interest in and to the Interest, free and clear of all Encumbrances.

         3. Closing and Effective Time.

                  3.1 Closing Date and Place. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place within 15 days following the satisfaction or waiver of all conditions set forth in Sections 7 and 8 (the "Closing Date"); provided, however, in no event shall the Closing occur later than June 30, 2002. The Closing shall take place at the offices of Blank Rome Comisky & McCauley LLP, New York City, New York, provided that the parties may agree to effect the Closing by facsimile transmission of all executed documents required by this Agreement to be delivered at Closing ("Closing Documents"), payment of the Purchase Price as provided in Sections 3.2 and 3.3, and delivery of original copies of Closing Documents by reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement on the first business day following the Closing Date.

                  3.2 Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Assets and the Interest, the restrictive covenants set forth in the Non-Competition Agreement, and in reliance upon the representations, warranties, covenants and indemnifications made herein by Seller, Ellsworth and Holdings, Buyer will pay the following consideration (the "Purchase Price") to Seller and Holdings (the "Sellers"):

                           3.2.1 Payment at Closing. At the Closing, Buyer will
pay Sellers $1.50 million by wire transfer (the "Cash Payment") and will deliver to Sellers (i) certificates evidencing 390,442 shares of unregistered Common Stock and (ii) certificates evidencing 2,000 shares of unregistered Series B preferred stock, having the designation, preferences, rights and other terms as set forth in Exhibit 3.2 hereto. Within 5 business days after the Closing, Buyer will deliver to Sellers certificates evidencing an additional 26,538 shares of unregistered XMM Common Stock. The Cash Payment and XMM Shares will be allocated as follows: $1,200,000 of the Cash Payment, 1,600 shares of XMM Preferred Shares and 333,584 shares of the XMM Common Shares will be paid to Seller, and $300,000 of the Cash Payment, 400 shares of the XMM Preferred Shares and 83,396 shares of the XMM Common Shares will be paid to Holdings.

                           3.2.2 Cash Payment Post-Closing. As additional
consideration for the Assets, Buyer will pay to Seller in immediately available funds, payments equal to the additional federal and state income taxes actually paid by Ellsworth (the "Additional Taxes") as a result of (i) Seller's collection during 2002 and 2003 of the Retained Receivables (after all expenses of collection) being treated as ordinary income rather than capital gains and
(ii) Seller's actual receipt of the payments to be made pursuant to this Section 3.2.2, up to a maximum aggregate of such payments to Seller of $1,500,000 (the "Maximum"). On or before April 15 of 2003 and 2004, Seller and Ellsworth shall provide to Buyer a report (the "Report") detailing (i) Seller's net collections (after all expenses of collection) of the Retained Receivables during the prior calendar year and (ii) their calculation of the Additional Taxes, which Report shall include a true and correct copy of the Seller's and Ellsworth's tax returns for the year just completed (the "Tax Returns"). Buyer shall have until the later of (i) forty-five(45) days after its receipt of the Report and (ii) May 30 of such year (the "Review Period") to dispute the Report by notifying Seller in writing thereof. The Seller and Ellsworth (collectively, the "Ellsworth Group") shall give Buyer and its representatives full access during the Review Period, during normal business hours and upon notice to Seller that Buyer wishes to review such records, to all books and records, work papers, schedules and calculations relating to the Retained Receivables, the expenses of collection, the Tax Returns and the Additional Taxes. If Buyer does not dispute the Report within said Review Period, then Buyer shall be deemed to agree to the payment amount set forth in the Report and shall make the required payment within five days after the end of the Review Period; if Buyer does dispute the Report before the end of the Review Period, then the required payment shall be delayed until the dispute is resolved. If Buyer disputes the amount of the proposed Additional Taxes ("Ellsworth Group's Proposed Additional Taxes"), then Buyer and Ellsworth shall meet to negotiate any outstanding differences. If Buyer, after such meeting, still disagrees with the Ellsworth Group's Proposed Additional Taxes, and the Ellsworth Group does not accept Buyer's proposed amount of Additional Taxes (the "Buyer's Proposed Additional Taxes"), then the dispute shall be submitted to the Accountants, and the Accountants shall review the Report and the Buyer's and Ellsworth Group's respective Proposed Additional Taxes. The Ellsworth Group shall give the Accountants full access, during normal business hours and upon notice to Seller, to all books and records, work papers, schedules and calculations relating to the Retained Receivables, the expenses of collection, the Tax Returns and the Additional Taxes. After such review, the Accountants shall select, on or before ninety (90) days after they began such review, as the final amount of Additional Taxes (the "Final Amount"), the Buyer's Proposed Additional Taxes, the Ellsworth Group's proposed Additional Taxes, or an amount that falls between the two, and shall promptly give written notice to Buyer and the Ellsworth Group of such determination. Each of Buyer and Ellsworth Group shall be bound by such determination, and within five days after its receipt of such notice Buyer shall pay to Seller, subject to the Maximum, an amount equal to the Final Amount, except that if such payment relates to Additional Taxes paid by Ellsworth for 2003 (which shall include the Additional Taxes paid by Ellsworth with respect to receipt during 2003 of the payment under this Section 3.2.2), the amount to be paid by Buyer to Seller in 2004 (which shall not take into account any taxes to be paid by Ellsworth in 2005 with respect to receipt during 2004 of the payment under this Section 3.2.2) shall be
1.25 times the Final Amount (subject to the Maximum). The fees and expenses of such Accountants shall be paid one-half by the Ellsworth Group and one-half by Buyer.

                           3.2.3 Reimbursement for JXM Start-Up Expenses. In
connection with its purchase of the Interest, on the Closing Date (or thereafter within ten (10) days after appropriate documentation is submitted to Buyer), Buyer will reimburse Holdings for its documented unreimbursed out-of-pocket expenses related to the initial start-up of JXM up to $200,000 in the aggregate. The types of expenses to be reimbursed are set forth on Schedule 3.2.3 hereto.

                           3.2.4 Conditional Payments

                                    (a) As additional consideration for the
Assets, Buyer will make the following quarterly payments to Seller with respect to the three year period commencing on July 1, 2002 and ending on June 30, 2005 (the "Earn Out Period"), based on Buyer's net collections during the Earn Out Period of payments for new orders for magazines only from new customers generated post-Closing by the two Montana call centers acquired from Seller (the "Seller Earn Out"). Such net collections will not include any collections of payments for orders of magazines (whether new or renewals) from purchasers who were already Seller's customers on the Closing Date ("Existing Customers"). The Seller Earn Out will be based on the following schedule:

              Quarterly Collections ($M)              Quarterly Earn Out
                  Under 3.0                              $225,000
                  3.0 to 3.99                             275,000
                  4.0 to 4.99                             525,000
                  5.0 to 5.99                             625,000
                  Over 6.0                                775,000

         A payment of two hundred seventy-five thousand dollars ($275,000) will be guaranteed for each of the first two quarters. To the extent such guaranteed payments exceed the amount which would have been paid under the schedule above based on Buyer's actual collections during the first two quarters, Buyer will receive a credit against its remaining payments under the Seller Earn Out in order of maturity.

                                    (b) As additional consideration for the
Interest, Buyer will make the following quarterly payments to Holdings with respect to the Earn Out Period based on JXM's net collections during the Earn Out Period (the "JXM Earn Out"). The JXM Earn Out will be based on the following schedule:

               Quarterly Collections ($M)              Quarterly Earn Out
                   Under 1.5                             $  50,000
                   1.5 to 1.99                              75,000
                   2.0 to 2.49                             125,000
                   2.5 to 2.99                             200,000
                   Over 3.0                                250,000

                                    (c) All quarterly payments under (a) and (b)
above will be made by Buyer within thirty (30) days after the end of each such quarter, and will be accompanied by Buyer's calculation of the amount being paid.

                                    (d) If the Ellsworth Employment Agreement
terminates during the Earn Out Period other than due to Buyer's breach, then notwithstanding the actual amount of quarterly net collections, each quarterly payment under (a) and (b) above shall be in the applicable minimum amount ($225,000 or $50,000) specified above.

                  3.3 Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted as follows. All items to be prorated pursuant to this Section 3.3 shall be prorated as of the Closing Date, with Buyer to be treated as the lessee under all real estate leases and equipment or other leases included in the Assumed Contracts, on and after the Closing Date. Base rent, additional rent, utility expenses and all other rent paid by Seller under the real estate leases shall be prorated on a per diem basis using the actual number of days in the month in which Closing occurs, or in the lease or calendar year in which Closing occurs, as applicable. If the amount of real estate and ad valorem taxes is not known on the Closing Date, proration of such taxes will be made based upon the most recently ascertainable tax bill. Any prepaid state income or franchise taxes or prepaid federal income taxes will be prorated as of the Closing Date. Any lease payments or other payments made by Seller under any other Assumed Contracts shall be prorated on a per diem basis using the actual number of days in the month in which the Closing occurs, or in the lease or calendar year in which the Closing occurs, as applicable. Any other or further proration shall be done in a commercially reasonable manner.

                  3.4 Allocation of Purchase Price. Buyer, Seller and Holdings have agreed on an allocation of the Purchase Price among the Assets and the Interest consistent with Section 3.2 and in accordance with the provisions of
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and under the applicable Treasury Regulations thereunder, which allocation is $225,000 to the fixed Assets and the balance to goodwill. Buyer and Seller shall file an IRS Form 8594 (Asset Acquisition Statement under Code Section 1060) on a timely basis reporting the allocation of the Purchase Price consistent herewith. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of Purchase Price described above unless both Buyer and Seller agree to such position in writing.

         4. Representations, Warranties and Covenants of Seller Group. Knowing that Buyer relies thereon, the Seller Group jointly and severally represents, warrants and covenants to Buyer on the date hereof and on the Closing Date as follows:

                  4.1 Authority. The execution, delivery and performance of this Agreement and all other Documents required to effect the transactions contemplated hereby and the consummation of the transactions contemplated herein have been duly authorized by Seller's and Holdings' boards of directors and shareholders. This Agreement and each Document contemplated hereby are and will be the valid and legally binding obligations of Seller Group, enforceable in accordance with their respective terms, except that such enforcement may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting creditors' rights.

                  4.2 Compliance with Laws. Seller has complied in all material respects with all material Laws relating to the Assets and Seller's operation of the Business, and JXM has complied in all material respects with all material Laws relating to its assets and the operation of its business. Neither Seller nor JXM has received written notice of any alleged violation of or claim under any such Laws, and Seller Group knows of no reasonable basis for a violation thereof which may occur in the future (either upon notice, lapse of time, or both) and no investigation, charge, claim or other action under any such Laws is pending or, to the knowledge of Seller Group, threatened, which would materially adversely affect the Business or the Assets or the business or assets of JXM.

                  4.3 No Conflict. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance of this Agreement and the Documents required to effect the transactions herein contemplated, will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the Articles of Incorporation or Bylaws of Seller or Holdings or the Certificate of Formation or Limited Liability Company Agreement of JXM, or (b) any Judgment; (c) any of the Assumed Contracts, or (d) any applicable Law; or (2) result in the creation or imposition of any Encumbrance on any of the Assets or the Interest or give to any Person (other than Buyer or its Designee) any interest or right in any of the Assets or the Interest.

                  4.4 Consents. Except as set forth on Schedule 4.4, no Consent is required to be obtained by Seller Group in connection with the execution, delivery and performance by Seller Group of this Agreement or the consummation of the transactions contemplated hereby.

                  4.5 Title to Assets; Encumbrances. Except as set forth on
Schedule 4.5, Seller owns outright and has good and valid title, as applicable, to all of the Assets, free and clear of all Encumbrances, and Holdings owns outright and has good and valid title, as applicable, to the Interest, free and clear of all Encumbrances. No Person, other than Buyer, has any Contract to acquire any of the Assets or the Business or the Interest. Upon consummation of the transactions contemplated by this Agreement, Buyer shall acquire good and valid title to all of the Assets and the Interest, free and clear of all Encumbrances. Holdings owns no assets other than the Interest, cash and cash equivalents. JXM has good and valid title to its assets, free and clear of all Encumbrances.

                  4.6 Software and Intellectual Property.

                           4.6.1 Schedule 4.6 contains an accurate and complete
description of the Seller Software and all computer databases and software owned by, or licensed to, JXM (the "JXM Software"), including the language in which it is written and the type of hardware platform(s) on which it runs, as well as the brand names and product names used to describe and market the Seller Software and JXM Software (collectively, "Companies' Software"). Schedule

4.6 contains a complete and accurate description of the Seller Intellectual Property and the JXM Intellectual Property (collectively, "Companies' Intellectual Property").

                           4.6.2 Except as set forth on Schedule 4.5, Seller and
JXM, respectively, have good and marketable title to, and have the full right to use all of their respective portions of the Companies' Software and Companies' Intellectual Property, free and clear of any Encumbrance other than Encumbrances of which the Seller Group has no knowledge and that were created or suffered by the Person from whom the Seller Group purchased any such Software or Intellectual Property. Except as set forth on Schedule 4.6, no license from any third party is necessary for Seller or JXM to market, license, sell, modify, update, and/or create derivative works for the Companies' Software, nor does any third party or Person have the right to receive royalty payments from Seller or JXM.

                           4.6.3 Except as set forth on Schedule 4.6, all of the
Companies' Software and Companies' Intellectual Property were created as work for hire (as defined under U.S. copyright law). To the extent that any author or developer of the Companies' Software and the Companies' Intellectual Property was not a regular full-time employee of the appropriate Company at the time such person created to such Companies' Software and Companies' Intellectual Property, such author or developer has irrevocably assigned to the appropriate Company in writing all copyrights and other proprietary rights in such person's work with respect to such Companies' Software and Companies' Intellectual Property.

                           4.6.4 With respect to the Companies' Software (i) the
Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; and (iii) it is written in the language set forth on Schedule 4.6, for use on the hardware set forth on
Schedule 4.6 with standard operating systems; (iv) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; and (v) in each case, it operates in accordance with the user manual therefor without material operating defects.

                           4.6.5 None of the Companies' Intellectual Property or
Companies' Software, or their past or current uses, including the preparation, distribution, marketing or licensing thereof, has violated or infringed upon, or is violating or infringing upon, any software, technology, patent, copyright, trade secret, trademark, service mark or other Intangible Property of any Person. None of the Companies' Software or Companies' Intellectual Property is subject to any Judgment. No Proceeding is pending or is threatened, nor has any claim or demand been made, which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by the Companies of any of the Companies' Software or Companies' Intellectual Property. To the knowledge of the Seller Group, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Companies' Software or Companies' Intellectual Property.

                           4.6.6 No portion of the Companies' Software contains
any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

                  4.7 Condition and Sufficiency of Assets. Set forth on Schedule 4.7(a) is a complete and accurate list of all items of Tangible Personal Property. The parties intend that Schedule 4.7(a) contains each and every tangible asset to be transferred. In the event an item of Tangible Personal Property is omitted from said schedule and later discovered, the item shall be presumed to be included in the Assets of Seller purchased hereunder. All Tangible Personal Property is in good operating condition, ordinary wear and tear excepted and is sufficient for the continued conduct of Seller's Business after the Closing in substantially the same manner as conducted prior to the Closing for the reasonable, useful life of the asset. Set forth on Schedule 4.7(b) is a complete and accurate list of JXM Tangible Personal Property. All JXM Tangible Personal Property is in good operating condition, ordinary wear and tear excepted.

                  4.8 Proceedings. There are no Proceedings existing, and Seller Group has no knowledge after reasonable inquiry of any such Proceedings pending or threatened, against or affecting Seller Group or JXM, which would prevent the consummation of the transactions contemplated herein. To the best of Seller Group's knowledge after reasonable inquiry, there is no pending Proceeding commenced by or against Seller Group or JXM except as set forth on Schedule 4.8.

                  4.9 Undisclosed Liabilities. Seller, Holdings and JXM do not have any Liabilities except as disclosed on Schedule 4.9 attached hereto.

                  4.10 Taxes. The Companies have timely filed all Tax returns and reports required to be filed by them, all of which were accurately prepared and accurately reflect all items of revenue and expense, and the Companies have timely paid all Taxes or withholdings required to be paid by them with respect to such returns and reports. Seller has properly made all necessary filings to be treated as a "Subchapter S" corporation, and such status is currently effective. Seller and JXM have properly withheld from payments to their respective employees, contractors, agents, representatives, vendors and other Persons engaged in the Seller's Business and JXM's business all amounts required by Law to be withheld, and Seller and JXM have timely filed all informational returns and reports required to be filed by them with respect to such withholdings. No audit or other Proceeding is pending or threatened against the Companies, and no notice of deficiency or adjustment has been received by either Company, by or from any governmental taxing authority, with respect to sales, use, excise, real property, payroll, withholding or similar Taxes, and there are no agreements or waivers in effect which provide for an extension of time for the assessment of any such Tax against Seller or JXM. There are no Encumbrances on any of the Assets or the assets of JXM that arose in connection with any failure (or alleged failure) to pay any Tax.

                  4.11 No Material Adverse Change. Except as set forth in
Schedule 4.11, there has not been any material adverse change in the Assets or Business since December 31, 2001. Except as set forth in Schedule 4.11, there has not been any material adverse change in the assets or business of JXM since December 31, 2001. Neither Seller nor JXM nor Holdings has, with respect to itself, (i) applied for, consented to or suffered the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or the making of an administration order, (ii) made a general assignment for the benefit of creditors, or composition or arrangement with its creditors generally (iii) commenced a voluntary case under any state or federal bankruptcy laws or equivalent foreign bankruptcy or insolvency laws (as now or hereafter in effect), (iv) been adjudicated a bankrupt or insolvent, (v) filed a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesced to, or failed to have dismissed any petition filed against it in any involuntary case under such bankruptcy laws or equivalent foreign bankruptcy or insolvency laws, or (vii) taken any action for the purpose of effecting any of the foregoing.

                  4.12 No Broker. Except as disclosed in Schedule 4.12, no broker, finder, agent or similar intermediary has acted for or on behalf of Seller Group in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Seller Group or any action taken by Seller Group. Seller Group shall be solely responsible for the payment of any such fee or commission.

                  4.13 Contracts.

                           4.13.1 Schedule 4.13 sets forth a true and correct
list of all of the Assumed Contracts, grouped into the following categories: (a) Contracts with customers; (b)Contracts for the purchase or lease of Real Property or otherwise concerning Real Property used by Seller including a description of the Real Property; (c) Contracts for the purchase, lease or maintenance of computer equipment and other equipment; (d) Contracts for the purchase, license, lease or maintenance of software under which Seller is the purchaser, licensee, lessee or user; (e) other supplier Contracts; (f) employment, consulting and sales representative Contracts (excluding oral Contracts with employees for "at will" employment); and (g) other Contracts acceptable to Buyer (excluding Contracts which constitute Insurance Policies, this Agreement and all other Contracts entered into between Seller and Buyer, or among Seller, Buyer and other parties in connection herewith). A description of each material oral Assumed Contract is included on Schedule 4.13, and, except as otherwise indicated on Schedule 4.13, copies of each written Assumed Contract have been delivered to Buyer.

                           4.13.2 Except as set forth in Schedule 4.13, all of
the Assumed Contracts set forth on Schedule 4.13 are in full force and effect and Seller is not in default under any of them nor to Seller's knowledge is any other party to any such Assumed Contract in default thereunder, nor, to Seller's knowledge, is there any condition or basis for any claim of a default by any party thereto or event which, with notice, lapse of time or both, would constitute a default thereunder. Except as disclosed in Schedule 4.13, all rights of Seller under the Assumed Contracts extending beyond the Closing are assignable to Buyer without the Consent of any Person. Assuming the satisfaction of all required consent or notification provisions of each Assumed Contract, no assignment or transfer under or pursuant to this Agreement of any right, power or privilege under or with respect to any Assumed Contract shall constitute a condition or basis for any claim of a default by any party thereto or event which, with notice, lapse of time or both, would constitute or give rise to a default, or a right of any party other than Seller or Buyer to assert or enforce any remedy or any right to terminate or accelerate the termination or any obligation, under such Assumed Contract.

                           4.13.3 Schedule 4.13.3 sets forth a true and correct
list of all of the Contracts of JXM, grouped into the following categories: (a) Contracts with customers; (b)Contracts for the purchase or lease of Real Property or otherwise concerning Real Property used by Seller including a description of the Real Property; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease or maintenance of computer equipment and other equipment; (e) Contracts for the purchase, license, lease or maintenance of software under which Seller is the purchaser, licensee, lessee or user; (f) other supplier Contracts; (g) employment, consulting and sales representative Contracts (excluding oral Contracts with employees for "at will" employment); and (h) other Contracts (collectively, "JXM Contracts"). A description of each material oral JXM Contract is included on Schedule 4.13.3, and, except as otherwise indicated on
Schedule 4.13.3, copies of each written JXM Contract have been delivered to Buyer.

                           4.13.4 Except as set forth in Schedule 4.13.3, all of
the JXM Contracts set forth on Schedule 4.13.3 are in full force and effect and JXM is not in default under any of them nor to Seller Group's knowledge is any other party to any such JXM Contract in default thereunder, nor, to Seller Group's knowledge, is there any condition or basis for any claim of a default by any party thereto or event which, with notice, lapse of time or both, would constitute a default thereunder.

                  4.14 Inventory. All Inventory of the Companies consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of the Companies as of the Closing Date, as the case may be, consistent with their customary historical method of valuing inventory. All Inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Companies. The Companies do not hold any Inventory as consignee on consignment from a third party, nor have they consigned any of its Inventory to a third party.

                  4.15 Employees.

                           4.15.1 The Companies are in full compliance with all
Laws respecting employment practices. Neither Company has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of either Company nor does either Company have any current duty to bargain with any labor union. Neither Company has experienced any labor problem that was or is material to its respective Business. Each Company's relations with each of its key employees, and each Company's relations with substantially all of its other employees, are currently on a good and normal basis. Since January 1, 2002 no employee of either Company engaged in the Seller's Business, or the business of JXM, respectively, has indicated an intention to terminate his or her employment with Seller or JXM. Neither Company has any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with such Company's employees.

                           4.15.2 Employees and Independent Contractors.
Schedule 4.15 is a list of all of Sellers' employees engaged in Seller's Business and (a) their titles or responsibilities; (b) their social security numbers and principal residence address; (c) their dates of hire; (d) their current salaries or wages; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Seller has delivered to Buyer an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on Schedule
4.15 at any time during the past twelve months. Schedule 4.15 is a list of all independent contractors engaged in Seller's Business, their tax identification numbers and states of residence, their payment arrangements (if not set forth in a Contract listed or described on Schedule 4.13, and a brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 4.13 and except for any limitations of general application which may be imposed under applicable employment Laws, Seller has the right to terminate the employment of each of its employees engaged in the Seller's Business at will and to terminate the engagement of any of its independent contractors engaged in the Seller's Business without payment to such employee or independent contractor other than for Services Rendered Through Termination and without incurring any penalty or liability. For purposes of this section, "Services Rendered Through Termination" shall include, but not be limited to, sales pursuant to which a commission will be owed said employee or independent contractor. Seller has no severance pay policy.

                           4.15.3 JXM Employees. Schedule 4.15.3 is a list of
all of JXM's employees and (a) their titles or responsibilities; (b) their social security numbers and principal residence addresses; (c) their date of hire; (d) their current salaries or wages; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 4.15.3 also includes a list of all independent contractors engaged in the business of JXM, their tax identification numbers and states of residence, their payment arrangements (if not set forth in a contract described or listed on Schedule 4.13.3), and a brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 4.13.3 and except for any limitations of general application which may be imposed under applicable employment Laws, JXM has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for Services Rendered Through Termination and without incurring any penalty or liability. For purposes of this section, "Services Rendered Through Termination" shall include, but not be limited to, sales pursuant to which a commission will be owed said employee or independent contractor. JXM has no severance pay policy.

                  4.16 Employee Benefit Plans.

                           4.16.1 Except as described in Schedule 4.16, Seller
has not established, maintained or contributed to any Employee Benefit Plans and Seller has not proposed any Employee Benefit Plans which Seller will establish, maintain, or to which any Seller will contribute, and Seller has not proposed any changes to any Employee Benefit Plans now in effect (all of the preceding referred to collectively hereinafter as "Seller's Employee Benefit Plans"). True and correct copies and descriptions of all of Seller's Employee Benefit Plans, all employees affected or covered by Seller's Employee Benefit Plans and all Liabilities thereunder are attached to Schedule 4.16, which Schedule will be updated on the Closing Date. If permitted or required by applicable Law, Seller has properly submitted all of Seller's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA or the Code to the IRS for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule 4.16. With respect to Seller's Employee Benefit Plans, Seller will have made, on or prior to the Closing Date, all payments required to be made by it on or prior to the Closing Date and will have accrued (in accordance with generally accepted accounting principles consistently applied) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies.

                           4.16.2 Seller has furnished Buyer with a true and
correct copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of Seller's Employee Benefit Plans and the most current actuarial report with regard to any of Seller's Employee Benefit Plans. All of Seller's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. Seller and all fiduciaries of Seller's Employee Benefit Plans have complied with the provisions of Seller's Employee Benefit Plans and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to this sale) of any of Seller's Employee Benefit Plans. There would be no Liability of Seller under Title IV of ERISA if any of Sellers' Employee Benefit Plans were terminated as of the Closing Date.

                           4.16.3 Seller has not incurred, and will not incur,
any withdrawal liability, nor does Seller have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). Seller has not incurred and will not incur, any Liability to the Pension Benefit Guaranty Corporation (or any successor thereto). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from any Seller under any of Seller's Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of Seller's Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.

                           4.16.4 There are no pending actions, claims or
lawsuits which have been asserted or instituted against any of Seller's Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or against any fiduciary of any of Seller's Employee Benefit Plans (other than routine benefit claims) nor does Seller have knowledge of facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits of Seller's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of Seller's Employee Benefit Plans which have been threatened or instituted nor does Seller have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in Liability to Seller in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by Seller or by any other entity which, together with Seller, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code, or (iv) another arrangement covered by Section 414(o) of the Code.

                           4.16.5 There are no unfunded liabilities with respect
to any non-qualified deferred compensation plan or supplemental pension benefit program sponsored by either Company. There are no self-insured medical, hospitalization or dental plans or programs for either Company. Other than: (i) retirement income benefits paid from pension and retirement plans, and (ii) benefits required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), former employees of the Seller receive no benefits under any of Seller's Employee Benefit Plans.

                           4.16.6 JXM has no Employee Benefit Plans.

                  4.17 Suppliers. Schedule 4.17 is a complete list of all of the Companies' suppliers. Except as described in Schedule 4.17, since January 1, 2002, none of the suppliers of Seller's Business or the business of JXM has given notice or otherwise indicated to Seller or JXM that it will or intends to terminate or not renew its Contract (to the extent one exists) with Seller or JXM before the scheduled expiration date or otherwise terminate its relationship with Seller or JXM or reduce the quantity of products to be supplied in the future, and no event has occurred which could reasonably lead Seller or JXM to believe that any of the foregoing may occur in the future. Except as described in Schedule 4.17, each of the Companies enjoys good and normal relationships with suppliers of its respective business, and neither Company has experienced any significant problems with suppliers during the three years prior to the date of this Agreement. Seller Group has no knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with any of the suppliers of Seller's Business or the business of JXM.

                  4.18 Insurance. Schedule 4.18 is an accurate and complete list and description of all Insurance Policies currently owned or maintained by each Company (excluding Insurance Policies that constitute Employee Benefit Plans described on Schedule 4.16) in connection with or for the benefit of Seller's Business and JXM's business, respectively, and all liability Insurance Policies owned or maintained by Seller or JXM or any of their respective predecessors at any time during the five (5) years prior to the date of this Agreement in connection with or for the benefit of Sellers' Business or JXM's business, respectively. Except as described in Schedule 4.18, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. Neither Company has received any notice of cancellation with respect to any such current Insurance Policy, and there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 4.18. Except as described on Schedule 4.18, there are no claims that are pending under any of the Insurance Policies described on Schedule 4.18.

                  4.19 Related Party Transactions. Except as described on
Schedule 4.19 and except for any employment Contracts listed on Schedule 4.13 or
Schedule 4.13.3, there are no real estate leases, personal property leases, Contracts, transactions, understandings or other arrangements of any nature between Seller Group or JXM and any current or former partners, shareholder, director, executive, officer or controlling Person of Seller Group or JXM (or any of their respective predecessors) or any other Person affiliated with Seller Group or JXM (or any of its predecessors) with respect to the Seller's Business or Assets, the business or assets of JXM, or Holdings or the Interest. Except for (i) Seller and Holdings, (ii) Ellsworth's 50% ownership interest in the Permitted Venture and (iii) as described in Schedule 4.19, Ellsworth does not own, directly or indirectly, any interest in any Person that conducts any business similar to the business conducted by Seller.

                  4.20 Environmental Matters.

                           (a) Except as described in Schedule 4.20, Seller has
not received any notice relating to the Business or the real property leased by Seller (the "Leased Real Property") alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law, and each Seller is, with respect to the Business and the Leased Real Property, in compliance in all material respects with all applicable Environmental Laws;

                           (b) Except as described in Schedule 4.20 or as
authorized by any valid permit issued pursuant to an Environmental Law, there are no Hazardous Substances or Regulated Substances released by Seller or any other Person on or beneath the Leased Real Property in quantities or concentrations that could give rise to Liabilities of Seller or Buyer under any Environmental Law;

                           (c) Seller has not received any notice or order from
any governmental agency or private or public entity in connection with the Business advising it that Seller is responsible for or potentially responsible for remediation or paying for the cost of investigation or remediation of any Hazardous Substance or Regulated Substance, and Seller has not entered into any agreements pertaining thereto; and

                           (d) The Leased Real Property does not contain any:
(i) underground storage tanks, (ii) underground injection wells; (iii) septic tanks in which process wastewater or any Regulated Substances have been disposed; (iv) asbestos; (v) equipment using PCBs; or (vi) drums buried in the ground.

                  4.21 Books and Records. The books of account, minute books, stock record books, and other records of the Seller, all of which have been made available to Buyer, are true, complete and correct and have been maintained in accordance with sound business and accounting practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Seller is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Board of Directors, and committees of the Boards of Directors of the Seller, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records of Seller will be in the possession of the Seller.

                  4.22 Securities Laws Compliance Procedures

                           4.22.1 Accredited Investor. Each member of Seller
Group hereby represents and warrants to Buyer that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended ("the 1933 Act").

                           4.22.2 Knowledge Respecting Buyer. Each member of
Seller Group represents to Buyer and acknowledges that it is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Buyer which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the XMM Shares. Without limiting the foregoing, each member of Seller Group understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer's business or of Seller's business, and no member of Seller Group has relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.

                           4.22.3 Status of Shares to be Issued. Each member of
Seller Group agrees, acknowledges and confirms that it has been advised and understands as follows:

                                    (a) Seller Group is acquiring the XMM Shares
to be issued to it for its own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for Seller Group (which opinion shall be satisfactory in form and substance to Buyer), may be made without violating the registration provisions of the 1933 Act or any applicable blue sky laws. Seller Group acknowledges that the XMM Shares are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Except as set forth in the Registration Rights Agreement to be delivered at Closing, Buyer is under no obligation to register the XMM Shares under the 1933

Act or any state securities law or to take any action which would make available an exemption from such registration.

                                    (b) There shall be endorsed on the
certificates evidencing the XMM Shares and Conversion Shares legends substantially similar to the following, as well as any appropriate legend relating to applicable blue sky laws:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS."

                                    (c) There shall also be endorsed on the
certificates evidencing the XMM Shares (other than shares of XMM Common Stock issued upon conversion of the XMM Preferred Shares) legends substantially similar to the following:

"THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT BY AND AMONG CROSS MEDIA MARKETING CORPORATION, JWE ENTERPRISES, INC., JWE HOLDINGS, INC. AND JASON
W. ELLSWORTH, A COPY OF WHICH IS AVAILABLE FROM CROSS MEDIA MARKETING CORPORATION."

                                    (d) There shall also be endorsed on the
certificates evidencing the XMM Preferred Shares (but not the Conversion Shares) legends substantially similar to the following:

"THE RIGHT OR OBLIGATION OF THE ISSUER TO PURCHASE, REDEEM OR OTHERWISE ACQUIRE ALL OR ANY PORTION OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF MAY 27, 2002, AMONG THE ENTITIES THERETO, WHICH INCLUDE THE ISSUER, THE HOLDER OF THIS CERTIFICATE, AND FLEET NATIONAL BANK, AS AGENT."

                                    (e) Except under certain limited
circumstances, the above restrictions on the transfer of the XMM Shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such Shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange, conversion or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                                    (f) Buyer may refuse to effect a transfer of
any of the XMM Shares by Seller or Holdings or any of their respective successors, personal representatives or assigns otherwise than as contemplated hereby and other than to Ellsworth.

                  4.23 Statements True and Correct. No representation or warranty made by any member of Seller Group in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not materially misleading.

         5. Representations and Warranties of Buyer. Knowing that the Seller Group relies thereon, Buyer represents, warrants and covenants to Seller Group on the date hereof and on the Closing as follows:

                  5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full power and authority to own, lease and operate its assets, properties and business, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided.

                  5.2 Authorized Capital Stock; XMM Shares.

                           5.2.1 The authorized capital stock of the Buyer
consists of (i) 40,000,000 shares of XMM Common Stock, par value $0.001 per share, of which 14,485,631 shares were issued and outstanding on April 30, 2002; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which only the XMM Preferred Shares (2,000 shares) have been designated or issued by the proper filing of the Certificate of Designation. Cross Media is engaged in a common stock repurchase program, and has furnished to Seller Group accurate reports of its purchases thereunder.

                           5.2.2 The XMM Shares, when issued, sold and delivered
in accordance with the terms of this Agreement, and the Conversion Shares, when issued in accordance with the Certificate of Designation, will be duly and validly issued, fully paid, non-assessable and free and clear of all Encumbrances except any created by or through the Buyer, and will be free of restrictions on transfer other than restrictions on transfer under the Registration Rights Agreement and applicable state and Federal securities laws, and will, subject to the accuracy of the representations and warranties of the Buyer set forth in Section 4.22, be issued in compliance with applicable state and Federal securities laws. The XMM Common Stock is listed on the AMEX under the symbol "XMM," and Cross Media has not received any notice regarding the termination or discontinuance of the eligibility of the XMM Common Stock for such listing. The XMM Preferred Shares are not listed on any securities exchange.

                  5.3 Authority. The execution, delivery and performance of this Agreement and all other Documents required to effect the transactions contemplated hereby and the consummation of the transactions contemplated herein have been duly authorized by Buyer's board of directors and no shareholder action is required. This Agreement and each Document contemplated hereby is and will be the valid and legally binding obligation of Buyer enforceable in accordance with its terms, except that such enforcement may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting creditors' rights.

                  5.4 No Violation. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and consummation of this Agreement and the Documents required to effect the transactions contemplated hereby and thereby, will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the Certificate of Incorporation or Bylaws of Buyer, (b) the terms of any material Contract to which Buyer is a party, or (c) any Judgment against Buyer; or (2) violate any Law applicable to Buyer.

                  5.5 Consents. No Consent is required to be obtained by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby except as set forth on Schedule 5.5.

                  5.6 Proceedings. Except as disclosed in a Cross Media SEC Report filed prior to May 17, 2002, there are no Proceedings existing, and Buyer has no knowledge of any such Proceedings pending or threatened, against or affecting Buyer, which would (i) prevent the consummation of the transactions contemplated herein or (ii) if decided adversely, have a material adverse effect on Cross Media Group.

                  5.7 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby.

                  5.8 SEC Filings; Financial Statements.

                           5.8.1 Cross Media has timely filed all forms, reports
and documents required to be filed with the SEC since January 1, 1998, and has made available to the Seller Group, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K/SB for the fiscal years ended December 31, 1999, 2000 and 2001, (ii) proxy statements relating to each of its meetings of stockholders (whether annual or special) held since January 1, 1999, (iii) Quarterly Reports on Form 10-Q/SB for the fiscal quarters ended in 2001, and (iv) other reports or registration statements filed by Cross Media with the SEC since January 1, 1999 (collectively, the "Cross Media SEC Reports"). The Cross Media SEC Reports were prepared in accordance with the requirements of the 1933 Act and the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts. The Cross Media SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by filing prior to the date hereof, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                           5.8.2 All financial statements, including all related
notes and schedules, contained in each of the Cross Media SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position and stockholders' equity of Cross Media Group as at the respective dates thereof and the consolidated results of operations and cash flows of Cross Media Group for the periods indicated therein in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for changes in accounting principles disclosed in the notes thereto) and subject, in the case of interim financial statements, to normal year-end adjustments.

                           5.8.3 For the twelve month period preceding the date
hereof, Cross Media has filed with AMEX all reports required to be filed under its applicable rules and regulations, and such reports comply in all material respects with such rules and regulations.

                  5.9 Absence of Certain Changes or Events. Since December 31, 2001, and except as expressly permitted by or disclosed pursuant to this Agreement, there has not been any change, or any event involving a prospective change, in the business, assets, liabilities, financial condition or results of operations of Cross Media Group which has had, or is reasonably likely to have, a material adverse effect on Cross Media Group.

                  5.10 Permits; No Violation of Law. The businesses of Cross Media Group are not being conducted in violation of any Law or in violation of any Permits, except for violations none of which, individually or in the aggregate, may reasonably be expected to have a material adverse effect on them. No investigation or review by any Governmental Entity (including any stock exchange or other self-regulatory body) with respect to the Cross Media Group in relation to any alleged violation of law or regulation is pending or, to their knowledge, threatened, nor has any Governmental Entity (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, a material adverse effect on the Cross Media Group.

                  5.11 Statements True and Correct. No representation or warranty made by Buyer in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein not materially misleading.

         6. Covenants and Other Agreements. The parties covenant and agree as follows (each party being responsible for its own covenants and agreements contained herein):

                  6.1 Access and Investigation. Between the date of this Agreement and the Closing, Seller Group will (a) afford Buyer and its representatives full and free access to the Companies' and Holdings' personnel, properties, contracts, books and records, and other documents and data relating to JXM, the Business and the Assets, (b) furnish such copies of such contracts, books and records as Buyer may reasonably request at Buyer's expense, and (c) furnish Buyer and its advisors with such additional financial, operating and other data and information as Buyer may reasonably request.

                  6.2 Refunds and Reimbursement. In the event that either party hereto at any time receives any funds from a third party that are properly payable to the other party hereto, the party receiving such funds shall promptly remit them to the party entitled to them.

                  6.3 Renewal Orders. During the five-year period beginning on the Closing Date, if Seller requests Buyer to handle renewal orders from Seller's Existing Customers, Buyer will make monthly payments to Seller based on Buyer's net collections of renewal orders from Seller's Existing Customers, as follows: from such collections, Buyer will first retain $48.00 (an amount equal to Buyer's costs) out of each collected renewal sale, and the Seller will be paid by Buyer an amount equal to 50% of every dollar collected on each such invoice thereafter. All such monthly payments will be made by Buyer to Seller within twenty (25) days after the end of each month, and will be accompanied by Buyer's calculation of the amount being paid. During that time, while Seller so requests, all such Existing Customers will be contacted by Buyer's renewal department with Seller's cooperation and assistance as reasonably requested by Buyer.

                  6.4 Audit Right. Seller Group will have the right, at reasonable times and upon reasonable notice to Buyer, to audit Buyer's financial information upon which the payments to Seller under Sections 3.2.4, 6.3 and 6.5 (each a "Specified Payment") are calculated, subject to the provisions of the Confidentiality Agreement. Buyer shall give the Seller Group and its representatives full access during the Audit Period, during normal business hours and upon notice to Buyer that the Seller Group wishes to review such financial information. If the Seller Group does not dispute the amount of the Specified Payment within said Audit Period, then the Seller Group shall be deemed to agree to the amount of the Specified Payment made by Buyer; if the Seller Group does dispute the amount of the Specified Payment before the end of the Audit Period, then Buyer and Ellsworth shall meet to negotiate any outstanding differences. If they cannot agree on the amount of the Specified Payment, then the dispute shall be submitted to the Accountants, and the Accountants shall review the amount of the Specified Payment. Buyer shall give the Accountants full access, during normal business hours and upon notice to Buyer, to all books and records, work papers, schedules and calculations relating to the amount of the Specified Payment. After such review, the Accountants shall determine, on or before ninety (90) days after they began such review, the final amount of the Specified Payment (the "Final Specified Payment Amount"), and shall promptly give written notice to Buyer and the Seller Group of such determination. Each of Buyer and Seller Group shall be bound by such determination, and Buyer shall pay the Final Specified Payment Amount (less the amount previously paid, if any) to Seller Group within five days after its receipt of such notice. The fees and expenses of the Accountants shall be paid one-half by the Seller Group and one-half by Buyer.

                  6.5 Retained Receivables. Buyer will, if requested by Seller, collect the Retained Receivables for Seller (on an oldest account collected first basis, except if otherwise directed or indicated by the account debtor) for a fee to be mutually agreed upon by Buyer and Seller. All such collections shall be remitted by Buyer to Seller (net of the fee) on a monthly basis, within ten (10) days after the end of each month, accompanied by a report detailing the Retained Receivables collected.

                  6.6 Conduct of Business. Except as otherwise expressly contemplated hereby, the Seller Group covenants and agrees that (x) between the date hereof and the Closing Date, unless Buyer shall otherwise expressly consent in writing, the Business and the business of JXM shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with the business plans disclosed to Buyer;
(y) each of Seller and JXM will use their best efforts to preserve substantially intact their existing businesses and business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with suppliers and with other persons with whom they have significant business relations; and (z) each of JXM, Seller and Holdings will not, between the date hereof and the Closing Date, directly or indirectly, do any of the following without the prior written consent of Buyer:

                                    (a) amend its Certificate of Incorporation
or Bylaws;

                                    (b) enter into any contract which commits it
to take any action or omit to take any action which would be inconsistent with any of the provisions of this Agreement;

                                    (c) take any action which it believes when
taken could reasonably be expected to adversely affect or delay in any material respect the ability of any of the Parties to obtain any approval of any Governmental Entity required to consummate the transactions contemplated hereto;

                                    (d) take any action which would cause its
representations and warranties contained herein to become inaccurate in any material respect;

                                    (e) participate in any sale of all or any
substantial part of its assets, or any merger, consolidation, division or reorganization;

                                    (f) make a change in the nature of its
business;

                                    (g) acquire the business or any substantial
assets of any Person;

                                    (h) completely or partially liquidate or
dissolve;

                                    (i) issue, sell, transfer, pledge,
hypothecate or otherwise encumber or dispose of any shares of the capital stock of Seller or Holdings, or of the Interest (or any part thereof);

                                    (j) change in any material respect its
accounting policies, methods or procedures (including, but not limited to, policies and procedures with respect to reserves and revenue recognition) except as required by a change in GAAP effective after the date hereof;

                                    (k) declare, pay or set aside for payment
any dividend or other distribution other than of Excluded Assets of Seller;

                                    (l) acquire any shares of its capital stock
or any other securities;

                                    (m) incur any material indebtedness;

                                    (n) materially increase the compensation or
benefits paid to its employees;

                                    (o) enter into any new agreement or a term
which either extends beyond May 1, 2002 or is not terminable by them on thirty
(30) calendar days' (or less) notice without any payment;

                                    (p) make or incur any capital or other
expenditures in excess of $25,000 individually, or $75,000 in the aggregate;

                                    (q) enter into or assume any new contractual
obligations that would require them to pay more than $25,000 individually, or $75,000 in the aggregate, or the terms of which extend beyond May 1, 2002 and are not terminable on thirty (30) calendar days' (or less) notice;

                                    (r) sell any assets, except excess assets
with a market value not exceeding $25,000 in the aggregate;

                                    (s) hire any additional employees;

                                    (t) make any material changes to the
database structure;

                                    (u) make any new product offerings without
giving Buyer at least ten (10) business days' prior notice;

                                    (v) create, grant or issue any contracts,
options, warrants or other rights with respect to, any of its shares of capital stock;

                                    (w) lend funds;

                                    (x) adopt a new employee benefits plan or
materially amend an existing employee benefits plan;

                                    (y) create or assume any Encumbrance upon
any of its businesses or assets;

                                    (z) assume, guarantee or otherwise become
liable for any debt, liability, or obligation whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed or contingent, of any Person; and

                                    (aa) make any commitment inconsistent with
this Section 6.6

                  6.7 Notification. The Seller Group shall promptly notify Buyer of the occurrence of any of the following:

                           (i) any event which is not permitted under Section
6.6;

                           (ii) any event or occurrence which causes or
constitutes any of their representations or warranties contained herein to be inaccurate or incorrect; and

                           (iii) any material adverse change in the Business or
Assets, or the business assets of JXM.

                  6.8 Expenses. Buyer and the Seller Group will be responsible for and bear all of their own respective costs and expenses (including any broker's or finder's fees and the expenses of their representatives) incurred at any time in connection with pursuing or consummating the transactions contemplated hereby.

                  6.9 Consents. Seller Group will cooperate with Buyer, and Buyer will cooperate with Seller Group, and proceed, as promptly as is reasonably practical, to seek and obtain any Consents required in connection with the transactions contemplated hereby, and to prepare and file any filings required in connection with the transactions contemplated hereby.

                  6.10 Transfer of Contracts and Permits. Buyer and Seller shall use their commercially reasonable best efforts to cause to be transferred and assigned to Buyer the Permits and Assumed Contracts. If as of the Closing Seller is unable to assign to Buyer its rights under any Contract required to be assigned to Buyer pursuant to the terms of this Agreement because Seller is unable to obtain a consent required for such assignment, then, with respect to each Contract required to be but not assigned to Buyer of which Buyer desires to obtain the benefits, (i) Seller will be required to make available to Buyer all benefits of such Contract, on a subcontract or sublease basis or in some other appropriate manner, except and only to the extent that the same is expressly prohibited by the Contract; (ii) Seller will agree to such amendments, extensions or other modifications of the Contract as Buyer approves; and (iii) Seller will use its commercially reasonable efforts to obtain the consent of the other party to the Contract to the assignment of the Contract to Buyer. If and when Seller obtains the consent to assignment for any Contract subject to this Section, this Section will terminate and no longer be applicable to such Contract. Nothing contained hereunder will by implication be deemed to modify or impair the conditions to Buyer's obligation to complete the Closing under
Section 7 hereof.

                  6.11 Bulk Sales Notices. Seller Group shall timely prepare and file all bulk sales filings and notices as required by Law with respect to the sale of the Assets to Buyer.

                  6.12 Seller's Employees. Seller shall terminate or arrange for the termination of all of Seller's employees, with an effective date of such termination being the Closing Date. Seller will not terminate, or permit the termination of, its employees prior to the Closing Date in anticipation of the Closing (provided, however, that Seller may continue to terminate employees from time to time in a manner consistent with historical practices and may permit the termination of employees who voluntarily quit). Buyer intends to re-hire (subject to drug and alcohol testing) and retain the employees of the Seller identified on
Schedule 6.12 hereto, provided, however, Buyer retains the power to discharge individual employees who are not performing to the Buyer's satisfaction. Seller shall be allowed to retain or transfer to the Permitted Venture any employees not identified on Schedule 6.12. Buyer and Seller will cooperate (including the making of the offers discussed above) on or before the Closing to coordinate the termination of and re-hiring of employees in accordance with this Section 6.12. Immediately after the date of this Agreement, Seller shall provide access to Buyer the personnel records of Seller's employees engaged in the Business who are to be offered employment by the Buyer.

                  6.13 Exercise of Put. The Seller Group shall not exercise the Put (as defined in the Certificate of Designation), directly or indirectly, in whole or in part, if such exercise would violate the terms of the Subordination Agreement.

         7. Conditions Precedent to the Obligations of Buyer. Each and every obligation of Buyer to complete the Closing is subject to the satisfaction of the following conditions (any one or more of which may be waived in writing by
Buyer:

                  7.1 Representations and Warranties; Agreements. The representations and warranties of Seller Group contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing, and Seller Group shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  7.2 Delivery of Documents. Seller Group shall have delivered to Buyer, on or before the Closing, the following, which shall be in form and substance reasonably acceptable to Buyer and Buyer's counsel:

                           7.2.1 A certificate, dated as of the Closing and
signed by the Seller Group, stating that the requirements of Section 7.1 have been satisfied;

                           7.2.2 Documents and instruments of transfer for the
Assets in each case in form and substance reasonably satisfactory to Buyer and Buyer's counsel, duly executed, and legally sufficient to transfer the Assets to Buyer as contemplated thereby and by this Agreement;

                           7.2.3 Copies or originals of all material files,
papers, books and records, licenses, permits, approvals, applications, correspondence, and other documents, if available, related to the Assets;

                           7.2.4 Copies of the minutes of the meetings of the
board of directors and shareholders of Seller and Holdings authorizing the execution and performance of this Agreement, certified by Seller's and Holdings' Secretary;

                           7.2.5 Receipt acknowledging Buyer's (i) payment of
the Cash Payment and its delivery of certificates for the XMM Shares;

                           7.2.6 Certificates of the Secretaries of Seller and
Holdings as to the incumbency and signatures of the officers of Seller and Holdings executing this Agreement and including articles of incorporation and bylaws of Seller and Holdings;

                           7.2.7 Opinion of Seller Group's counsel in the form
of Exhibit 7.2.7 hereto; and

                           7.2.8 All such further Documents and Contracts which
Buyer or its counsel reasonably request in order to effectuate and carry out any provision of this Agreement and the transactions provided herein.

                  7.3 Proceedings. No Proceeding shall have been instituted or threatened (i) to restrain or prevent the carrying out of the transactions contemplated hereby, or (ii) to seek damages in connection with such transactions, or (iii) which could have a material adverse effect on the Business, the Assets, the Interest or JXM.

                  7.4 Termination Statements. UCC-3 termination statements shall have been filed with respect to all UCC-1 financing statements filed against Seller relating to the Assets or against Holdings relating to the Interest, and any other similar filings representing Encumbrances on the Assets or the Interest shall have been terminated.

                  7.5 Termination of Agreements. The following agreements shall have been terminated as of the Closing Date:

                           (i) Option Agreement dated as of June 8, 2001 among
Seller, MOS, Holdings and Ellsworth.

                           (ii) Fulfillment Service Agreement dated as of June
8, 2001 by and between MOS and JXM.

                           (iii) Management Support Services Agreement dated as
of June 8, 2001 by and among Sellers, Ellsworth, and JXM.

                           (iv) Guaranty Agreement dated June 8, 2001 by
Ellsworth for the benefit of MOS and JXM.

                           (v) Registration Rights Agreement dated as of June 8,
2001 between MOS and Seller.

                  7.6 Non-Competition Agreement. Seller Group shall execute and deliver to Buyer at Closing a non-competition agreement in the form attached hereto as Exhibit 7.6 (the "Non-Competition Agreement").

                  7.7 Ellsworth Employment Agreement. Ellsworth shall execute and deliver to Buyer at Closing an Employment Agreement with Buyer in the form attached hereto as Exhibit 7.7 ("Ellsworth Employment Agreement").

                  7.8 Due Diligence. Buyer shall have completed its due diligence investigation of Seller and JXM, Seller's Business, financial condition, and results of operations (including, without limitation, Seller's revenues, profits and cash flow) and shall be fully satisfied, in its sole discretion, with the results of such investigation.

                  7.9 Approval. Buyer's Board of Directors shall have approved this Agreement and the transactions and other agreements contemplated hereby.

                  7.10 Consents. All Consents required in connection with the transactions contemplated hereby, including the Consent of Buyer's lenders, shall have been obtained.

                  7.11 Subordination Agreement. Seller Group shall execute and deliver at Closing a subordination agreement with Buyer's lenders in the form attached hereto as Exhibit 7.11 (the "Subordination Agreement").

         8. Conditions Precedent to the Obligations of Seller Group. Each and every obligation of Seller Group to complete the Closing is subject to the satisfaction of the following conditions (any one or more of which may be waived in writing by Seller Group):

                  8.1 Agreements, Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing.

                  8.2 Purchase Price. Buyer shall pay the Cash Payment to Seller and Holdings by a wire transfer of immediately available funds and deliver to Seller and Holdings certificates for the XMM Shares.

                  8.3 Proceedings. No Proceeding will have been instituted or threatened (i) to restrain or prevent the carrying out of the transactions contemplated hereby or (ii) to seek damages in connection with such transactions.

                  8.4 Registration Rights Agreement. Cross Media and the Seller Group shall have entered into the Registration Rights Agreement in the form of
Exhibit 8.4 hereto.

                  8.5 Delivery of Documents. Buyer shall have delivered to Seller Group, on or before Closing, the following, all of which shall be in form and substance reasonably acceptable to Seller Group and their counsel:

                           8.5.1 A certificate, dated as of the Closing, stating
that the requirements of Section 8.1 have been satisfied;

                           8.5.2 Copies of a resolution of Buyer's Board of
Directors authorizing the execution and performance of this Agreement, certified by Buyer's Secretary;

                           8.5.3 Certificates of Buyer's Secretary as to
incumbency and signatures of Buyer's officers;

                           8.5.4 Opinion of Buyer's counsel in the form of
Exhibit 8.5.4 hereto; and

                           8.5.5 All such further Documents and Contracts which
Seller Group or its counsel reasonably request in order to effectuate and carry out any provision of this Agreement and the transactions provided herein.

                  8.6 Consents. All Consents required in connection with the transactions contemplated hereby have been obtained.

                  8.7 Ellsworth Employment Agreement. Buyer shall execute and deliver the Ellsworth Employment Agreement.

         9. Indemnification.

                  9.1 Obligation of Seller Group to Indemnify. Subject to the terms of this Section 9, Seller Group shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates, and any of their respective successors or assigns and their respective officers, directors and employees (collectively, "Buyer Group"), from and against any and all bona fide Losses with respect to the following:

                           9.1.1 Any misrepresentation, breach or failure of any
warranty or representation made by any member of Seller Group in this Agreement or in any Document delivered pursuant to this Agreement;

                           9.1.2 Any failure or refusal by Seller, Ellsworth or
Holdings to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by it or him;

                           9.1.3 Claims of third parties arising out of any
undertaking, act, omission or transaction of Seller, Ellsworth or Holdings or any of their respective shareholders, directors, officers, employees, agents or representatives or arising out of any Liabilities of Seller, Ellsworth or Holdings which are not Assumed Liabilities, including but not limited to (a) Liabilities of Seller, Ellsworth or Holdings for any Tax and any penalty or interest imposed on Seller, Ellsworth, Holdings or any member of Buyer Group with respect to any such Tax, or arising out of any products or services sold by Seller prior to Closing, (b) any Liability that may be imposed upon the Buyer Group as a result of the failure by Sellers to comply with any bulk sales, bulk transfer, fraudulent conveyance or similar Law of any jurisdiction that may be applicable to some or all of the transactions contemplated by this Agreement,
(c) any Liability that may be imposed upon Buyer Group as a result of any Law under which Buyer Group may have successor liability for any Tax or other obligations of Sellers; and (d) any and all Liabilities arising out of Seller's operation of the Business, its ownership or use of the Assets, its breach of any Contract on or before the Closing Date or Seller's Employee Benefit Plans (collectively, the "Non-Assumed Obligations"); and

                           9.1.4 Any Proceedings, demands, assessments,
settlements, Judgments, Losses, costs and legal and other expenses incident to any of the foregoing.

                  9.2 Obligation of Buyer to Indemnity. Subject to the terms of this Section 9, Buyer shall indemnify, defend and hold harmless the Seller Group from and against any and all Losses with respect to the following:

                           9.2.1 Any misrepresentation, breach or failure of any
warranty or representation made by Buyer in this Agreement or in any Document delivered pursuant to this Agreement;

                           9.2.2 Any failure or refusal by Buyer to satisfy or
perform any covenant, term or condition of this Agreement required to be satisfied or performed by it;

                           9.2.3 Claims of third parties arising out of any
undertaking, act, omission or transaction of Buyer which either (i) relate to Assumed Liabilities or (ii) arise out of the operation of the Business or the ownership and use of the Assets after the Closing Date; and

                           9.2.4 Any Proceedings, demands, assessments,
settlements, Judgments, Losses, costs and legal and other expenses incident to any of the foregoing.

                  9.3 Limitations on Indemnification.

                           9.3.1 All of the covenants, representations,
warranties and indemnification obligations hereunder shall survive the Closing and continue in full force through and until the earlier of the applicable statute of limitations or the fifth anniversary of the Closing Date or, with respect to particular covenants, until such other date as may be expressly specified herein for such covenants ("Expiration Date"). No claim for indemnification under Sections 9.1 or 9.2 of this Agreement shall be brought after the applicable Expiration Date, provided that the foregoing time limitations shall not limit indemnification rights with respect to any claim properly made within such time limitations, and provided further that notwithstanding any of the foregoing, the limitations of the Expiration Date and of Section 9.3.2 below shall not apply to any claim for indemnification with respect to a breach involving (a) recklessness, knowing or reckless misrepresentation, fraud or criminal matters; (b) Environmental Claims or Losses; (c) Taxes; or (d) the Non-Assumed Liabilities.

                           9.3.2 Notwithstanding the provisions of Sections 9.1
or 9.2 of this Agreement, the aggregate amount of (i) Seller Group's liability under Section 9.1 of this Agreement or (ii) Buyer's liability under Section 9.2 of this Agreement shall not exceed an amount equal to $10,000,000.

                  9.4 Claim Notice. A party seeking indemnification hereunder (an "Indemnified Party") will promptly notify the party from whom the indemnification is sought (the "Indemnifying Party") in writing of such claim (such notice, a "Claim Notice"), setting forth in reasonable detail the nature of such claim and will provide the Indemnifying Party such information with respect to such claim as the Indemnifying Party may reasonably request.

                  9.5 Procedures.

                           9.5.1 If any Proceeding (including any governmental
investigation) is brought or asserted by any third party against an Indemnified Party in respect of which indemnity properly may be sought pursuant to Sections
9.1 above ("Claim") from the Indemnifying Party, then the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of the Claim Notice, to assume the defense thereof, including employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of fees and expenses of such counsel. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless the Indemnifying Party has agreed to pay such fees and expenses.

                           9.5.2 If a Claim is brought and either (i) the
Indemnifying Party does not inform the Indemnified Party in writing within 30 days after receipt of the Claim Notice that it will assume the defense of the Claim, or (ii) the Indemnifying Party does not assume defense of the Claim within a reasonable time after notifying the Indemnified Party that it will assume the defense of the Claim, then the Indemnified Party will have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnifying Party, and the Indemnifying Party will assume the payment of fees and expenses of such counsel. The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss of liability (to the extent stated above) by reason of such settlement or judgment.

                           9.5.3 Subject to Section 9.6 below, all payments owed
by the Indemnitor to the Indemnitee (if any) shall be paid in full within 15 business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount is executed.

                  9.6 Right of Set-Off. Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amounts to which it may be entitled under this Section 9 against any amounts otherwise payable to Seller Group hereunder or otherwise. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach of Buyer's obligation hereunder or otherwise to make any payments to Seller Group. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  9.7 Other Remedies. The indemnification rights of the Buyer hereunder are independent of and in addition to such other rights and remedies as Buyer may have in law or equity.

         10. Notices. After the Closing, Seller will deliver to Buyer all notices, correspondence and other items relating to the Assets which are from time to time received by it or are in its possession.

         11. Miscellaneous.

                  11.1 Disclosure. Without the prior written consent of Buyer, Seller Group will not (i) issue any publicity release or announcement concerning this Agreement or the transactions contemplated hereby or (ii) disclose (other than to their attorneys, accountants, shareholders, creditors and consultants) the terms set forth in this Agreement.

                  11.2 Confidentiality. All information furnished by Seller Group to Buyer or furnished by Buyer to Seller Group pursuant hereto, or in connection with the transactions contemplated hereby, shall be treated as the sole property of the party furnishing the information ("Disclosing Party") until the Closing. If the Closing does not occur or this Agreement is terminated, the party receiving the information ("Receiving Party") will return to the Disclosing Party all documents or other materials containing, reflecting or referring to such information, will use its best efforts to keep confidential all of such information and will not directly or indirectly use such information. The foregoing sentence shall not apply to information which is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party and other than as a result of the breach of a duty of confidentiality owed to the Disclosing Party. In the event that a Receiving Party or its representatives is requested or required (by oral questions, interrogatories, requests for information, documents subpoena, civil investigative demand or similar process) to disclose any such confidential information or the fact that such confidential information has been made available, the Receiving Party and its representatives will provide the Disclosing Party with prompt written notice of each such request, so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other appropriate remedy or the receipt of a waiver hereunder, the Receiving Party is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Disclosing Party to any party or else stand liable for contempt or suffer other censure or penalty, the Receiving Party may disclose such information to such party without liability hereunder, provided that it furnishes only that portion of the confidential information which is legally required and exercises its best efforts to obtain reliable assurances of confidential treatment of the confidential information being disclosed. The parties acknowledge and agree that the Confidentiality Agreement shall remain in full force and effect following the Closing in accordance with the terms of such letter of intent.

                  11.3 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) delivered by a reputable commercial overnight delivery service, or (c) transmitted by facsimile, in each case, sent to the address of the Party set forth on the first page of this Agreement or the facsimile number of the party set forth below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party hereto may change its address and facsimile number by written notice to the other party in accordance with this provision, provided that such notice shall be effective only upon receipt. Any facsimile notice provided to Seller Group shall be sent to (800) 914-0067. Any facsimile notice provided to Buyer shall be sent to (212) 457-1201. A copy of each notice to Buyer will be simultaneously sent to Lawrence Finkelstein, Esquire, Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103.

                  11.4 Entire Agreement. This Agreement (including the Appendix, Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto.

                  11.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the Documents referred to in this Agreement or otherwise will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

                  11.6 Binding Agreement; No Third Party Beneficiaries. All of the terms and provisions of this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement other than Buyer Group (solely with respect to Section 9).

                  11.7 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York, not including its conflicts of laws provisions.

                  11.8 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has jurisdiction therein, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such actions or proceeding and waives any objections to the venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world by notice given in accordance with Section 11.3 of this Agreement.

                  11.9 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be transferred, assigned or delegated by either party to any Person, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that Buyer may assign its rights and obligations hereunder to MOS or any other subsidiary of Buyer, in which event Buyer shall guaranty the performance of the assignee's obligations hereunder.

                  11.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which will remain in full force and effect.

                  11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  11.12 Exhibits and Schedules. The Appendix, Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. Each member of the Seller Group acknowledges and agrees that Buyer's due diligence and Buyer's cooperation and assistance in the preparation of Schedules
4.4 through 4.22 hereto shall not affect or limit the Seller Group's responsibility and liability for such Schedules and the related warranties and representations, and that such Schedules and the related warranties and representations are the sole responsibility of the Seller Group.

                  11.13 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

                  11.14 Neutral Construction. The parties have negotiated this Agreement and all of the terms and conditions contained in this Agreement in good faith and at arms' length, and each party has been represented by counsel during such negotiations. No term, condition, or provision contained in this Agreement will be construed against any party or in favor of any party (i) because such party or such party's counsel drafted, revised, commented upon, or did not comment upon, such term, condition, or provision; or (ii) because of any presumption as to any inequality of bargaining power between or among the parties. Furthermore, all terms, conditions, and provisions contained in this Agreement will be construed and interpreted in a manner which is consistent with all other terms, conditions, and provisions contained in this Agreement.

                  11.15 Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:

                           11.15.1 by either Buyer or Seller if a material
breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                           11.15.2 by Buyer if any of the conditions in Section
7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

                           11.15.3 by Seller, if any of the conditions in
Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                           11.15.4 by the Buyer, if the Closing shall not have
occurred by June 30, 2002; or

                           11.15.5 by mutual consent of Buyer and Seller.



                      [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

Attest:                                              BUYER:
                                                     CROSS MEDIA MARKETING CORPORATION


                                                     By:
-------------------------------------------------       -----------------------------------------------------------
                                                          Name:
                                                               ----------------------------------------------------
                                                          Title:
                                                                 --------------------------------------------------

Attest:                                              SELLER GROUP:

                                                     JWE ENTERPRISES, INC.


                                                     By:
-------------------------------------------------       -----------------------------------------------------------
                                                          Name:
                                                          Title:

Attest:                                              JWE HOLDINGS, INC.


                                                     By:
-------------------------------------------------       -----------------------------------------------------------
                                                          Name:
                                                          Title:

Witness:


-------------------------------------------------    -----------------------------------------------------------
                                                     Jason W. Ellsworth

                                   APPENDIX A

                              CERTAIN DEFINED TERMS

         "1933 Act" shall have the meaning set forth in Section 4.22.1.

         "Accountants" means (i) Ernst & Young, (ii) an independent accounting firm jointly selected by Buyer and Ellsworth within ten (10) days after the need therefor hereunder, or (iii) if Ernst & Young cannot or refuses to serve and Buyer and Ellsworth fail to timely select a firm pursuant to (ii) above, then a nationally recognized independent accounting firm selected by Ernst & Young.

         "Additional Taxes" shall have the meaning set forth in Section 3.2.2.

         "Agreement" shall have the meaning set forth on Page 1, Background Section "C".

         "AMEX" means the American Stock Exchange.

         "Assets" shall have the meaning set forth in Section 2.1.

         "Assumed Contracts" shall have the meaning set forth in Section 2.1.6.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

         "Audit Period" means the thirty day period after Buyer makes any Specified Payment.

         "Business" means Seller's business of selling magazine subscriptions (including "bundles" of four to five magazines) by acting as a clearinghouse, with the authority on behalf of magazine publishers to accept magazine subscription orders and to place those orders with fulfillment houses designated by the publishers.

         "Buyer" shall have the meaning set forth on Page 1, Parties.

         "Buyer's Proposed Additional Taxes" shall have the meaning set forth in
Section 3.2.2.

         "Buyer Group" shall have the meaning set forth in Section 9.1.

         "Cash Payment" shall have the meaning set forth in Section 3.2.1.

         "Certificate of Designation" shall mean the Certificate of Designation, in the form of Exhibit 3.2 hereto, creating the XMM Preferred Shares.

         "Claim" shall have the meaning set forth in Section 9.5.1.

         "Claim Notice" shall have the meaning set forth in Section 9.4.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Closing Documents" shall have the meaning set forth in Section 3.1.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act.

         "Code" shall have the meaning set forth in Section 3.4.

         "Companies" shall mean Seller and JXM, and "Company" shall mean either of them individually.

         "Companies' Intellectual Property" shall have the meaning set forth in
Section 4.6.1.

         "Companies' Software" shall have the meaning set forth in Section
4.6.1.

         "Confidentiality Agreement" means the Confidentiality Agreement dated March 20, 2002 by and between Buyer and Seller relating to the transactions contemplated by this Agreement.

         "Consent" means any consent approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result or to avoid the occurrence of a default.

         "Contract" means any written or oral contract, agreement, instrument, order, commitment or binding arrangement, express or implied, of any nature whatsoever, including, without limitation, sales orders, purchase orders, leases, subleases, license agreements, sublicense agreements, conditional sale contracts, franchise agreements, loan agreements, professional services agreements, promissory notes, security agreements, pledge agreements, mortgages, indentures, bonds, guarantees, indemnities, warranties, management contracts, employment agreements, consulting agreements, shareholders' agreements, joint venture agreements, buy-sell agreements, options, warrants, subscriptions, calls or puts.

         "Conversion Shares" means the shares of XMM Common Stock issued to the Seller Group upon conversion of any XMM Preferred Shares.

         "Cross Media" shall have the meaning set forth on Page 1, Parties.

         "Cross Media Group" means Cross Media and its Subsidiaries.

         "Cross Media SEC Reports" shall have the meaning set forth in Section 5.8.1.

         "Designee" shall having the meaning set forth on Page 1, Background Section "C".

         "Disclosing Party" shall have the meaning set forth in Section 11.2.

         "Documents" means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, written statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

         "Earn Out Period" shall have the meaning set forth in Section 3.2.4(a).

         "Ellsworth" shall have the meaning set forth on Page 1, Parties.

         "Ellsworth Employment Agreement" shall have the meaning set forth in
Section 7.7.

         "Ellsworth Group" shall have the meaning set forth in Section 3.2.2.

         "Ellsworth Group's Proposed Additional Taxes" shall have the meaning set forth in Section 3.2.2.

         "Employee Benefit Plan" means (i) any employee benefit plan, as defined in Section 3(3) of ERISA, and (ii) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, incentive or deferred compensation, pension or profit-sharing, retirement, payroll savings, stock option, equity compensation, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefiting retirees or former employees.

         "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any kind or nature whatsoever (including the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Environmental Laws" shall mean any federal (including but not limited to the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Clean Air Act, 42 U.S.C. Sections 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq, the River and Harbor Act, 33 U.S.C.
Section 407, and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.), state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment (whether of not by consent), any duties imposed by common law and any provision or condition of any permit, license or other operating authorization relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance or Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or Regulated Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Exchange Act" means the Securities Exchange Act of 1934, as the same shall be amended from time to time.

         "Excluded Assets" shall have the meaning set forth in Section 2.2.

         "Excluded Contracts" shall have the meaning set forth in Section 2.2.6.

         "Existing Customers" shall have the meaning set forth in Section 3.2.4(a).

         "Expiration Date" shall have the meaning set forth in Section 9.3.1.

         "Final Amount" shall have the meaning set forth in Section 3.2.2.

         "GAAP" means generally accepted accounting principles under United States accounting rules and regulations, consistently applied, provided that, in cases where such generally accepted accounting principles permit the use of two or more accounting policies ("Accepted Policies") yielding different results, the following Accepted Policy shall be used, regardless of materiality: (a) the historical Accepted Policy used by Seller, if one is applicable; (b) if none of the historical Accepted Policies used by Seller is applicable, the historical Accepted Policy used by Buyer's ultimate parent, if one is applicable; or (c) if none of the historical Accepted Policies used by Seller or by Buyer's ultimate parent is applicable, the preferred Accepted Policy under United States accounting rules and regulations. In no event shall the consistent application of the historical accounting policies used by Seller have priority over GAAP, regardless of materiality.

         "Governmental Entity" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal.

         "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over Sellers' Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including, but not limited to, (a) all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or toxic pursuant to any Law of any state in which any of Sellers' leased or owned Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's") and petroleum.

         "Holdings" shall have the meaning set forth on Page 1, Parties.

         "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, for borrowed money, and (ii) any liability for borrowed money of Persons other than Seller for which Seller has guaranteed or which otherwise is such Person's legal liability.

         "Indemnified Party" shall have the meaning set forth in Section 9.4.

         "Indemnifying Party" shall have the meaning set forth in Section 9.4.

         "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

         "Intangible Property" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, slogan, logo, trade secret, know-how, patent, patent application, copyright, copyright application, design, formula, invention, blueprint, drawing, architectural plans and specifications relating to any expansion of the Business, product right, computer program, software right, license, franchise, authorization, assembled work force, or any other intangible property of any nature whatsoever, and all goodwill and going concern value, whether or not related to the foregoing.

         "Intellectual Property" shall mean any fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, domain name, Internet address, slogan, trade secret, know-how, patent, reissues of and reexamined patent, patent application (including, but not limited to, continuations, continuations-in-part, substitutes or divisions of such application and all priority rights resulting from such application), copyright, copyright application, design, logo, formula, invention and similar intangible assets, together with all goodwill relating thereto whether or not perfected, whether in use, under current development or design, or inactive, arising under statutory or common law.

         "Interest" shall have the meaning set forth on Page 1, Background Section "B".

         "Inventory" means any raw materials, supplies, work-in-process, finished goods, parts, or other inventory of any nature whatsoever.

         "Judgment" means any order, writ, injunction, fine, citation, award, decree or any other judgment of any kind or nature whatsoever of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

         "JWE Enterprises" shall have the meaning set forth in Section 2.2.8.

         "JXM" shall have the meaning set forth on Page 1, Background Section
"B".

         "JXM Contracts" shall have the meaning set forth in Section 4.13.3.

         "JXM Earn Out" shall have the meaning set forth in Section 3.2.4(b).

         "JXM Intellectual Property" means all Intellectual Property owned by JXM or used by JXM in its business.

         "JXM Software" shall have the meaning set forth in Section 4.6.1.

         "JXM Tangible Personal Property" means all furniture, fixtures, leasehold improvements, machinery, equipment, office materials and supplies, vehicles, computer hardware, data processing equipment and all other tangible personal property of JXM and all related warranties and similar rights.

         "Law" means any provision of any law, statute, ordinance, order, constitution, charter, treaty, rule or regulation enacted, approved or adopted by any foreign, federal, state or local governmental, administrative or regulatory authority, including, without limitation, judicially developed common law.

         "Leased Real Property" shall have the meaning set forth in Section 4.20(a).

         "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, or obligation of any nature whatsoever, known or unknown, fixed or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, whether or not of a kind required by generally accepted accounting principles to be set forth on financial statements.

         "Losses" means any and all claims, losses, Liabilities, damages, actions, causes of action, arbitration awards, deficiencies, costs and expenses including, without limitation, actual interest costs, penalties and reasonable attorneys' fees.

         "Maximum" shall have the meaning set forth in Section 3.2.2.

         "MOS" shall have the meaning set forth on Page 1, Background Section
"C".

         "Non-Assumed Obligations" shall have the meaning set forth in Section 9.1.3.

         "Non-Competition Agreement" shall have the meaning set forth in Section 7.6.

         "Permits" shall have the meaning set forth in Section 2.1.8.

         "Permitted Venture" means Telesales Consultants, Inc., a Florida corporation, with its principal offices currently located in Spring Hill, Florida.

         "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, joint-stock company, unincorporated organization, cooperative, trust, estate, government (or any branch, subdivision or agency thereof), governmental, administrative or regulatory authority, or any other entity of any kind or nature whatsoever.

         "Proceeding" means any demand, claim, suit, action, equitable action, litigation, investigation, arbitration, administrative hearing or any other judicial or administrative proceeding of any kind or nature whatsoever.

         "Property" means real, personal or mixed property.

         "Purchase Price" means the consideration described in Section 3.2.

         "Receiving Party" shall have the meaning set forth in Section 11.2.

         "Regulated Substances" shall mean any substance that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any federal, state or local law or regulation intended to protect the environment or the public health or welfare, including but not limited to the statutes, ordinances or regulations relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection, and toxic substances control, among others.

         "Report" shall have the meaning set forth in Section 3.2.2.

         "Retained Receivables" shall have the meaning set forth in Section
2.2.3.

         "Review Period" shall have the meaning set forth in Section 3.2.2.

         "Seller" shall have the meaning set forth on Page 1, Parties.

         "Seller Earn Out" shall have the meaning set forth in Section 3.2.4(a).

         "Seller Group" shall mean Seller, Holdings and Ellsworth.

         "Seller Intellectual Property" shall have the meaning set forth in
Section 2.1.3.

         "Seller Software" shall have the meaning set forth in Section 2.1.4.

         "Seller's Employee Benefit Plans" shall have the meaning set forth in
Section 4.16.1.

         "Sellers" shall have the meaning set forth in Section 3.2.

         "Specified Payment" shall have the meaning set forth in Section 6.4.

         "Subordination Agreement" shall have the meaning set forth in Section 7.11.

         "Subsidiary" of any corporation or other Person (the "Parent") means any other corporation or Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not then occurred) are held by the Parent or one or more of its Subsidiaries.

         "Tangible Personal Property" shall have the meaning set forth in
Section 2.1.1.

         "Tax" means (1) any foreign, federal, state or local income, earnings, profits, gross receipts, corporate loan, franchise, capital stock, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, self employment tax or other tax of any kind or nature whatsoever, (2) any foreign, federal, state or local corporate or other organizational fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any kind or nature whatsoever, or (3) any deficiency, interest or penalty imposed with respect to any of the foregoing.

         "Tax Returns" shall have the meaning set forth in Section 3.2.2.

         "XMM Common Shares" shall mean all of the shares of unregistered XMM Common Stock delivered to the Sellers pursuant to Section 3.2.1 herein.

         "XMM Common Stock" shall mean the shares of Cross Media's common stock, par value $0.001 per share.

         "XMM Preferred Shares" shall mean the shares of unregistered Series B Convertible Preferred Stock of Cross Media created by the Certificate of Designation and delivered to the Sellers pursuant to Section 3.2.1 herein.

         "XMM Shares" shall mean the XMM Common Shares and the XMM Preferred Shares.

                               INDEX TO SCHEDULES

         Schedule 2.2.6                     Excluded Contracts
         Schedule 2.2.7                     Additional Excluded Assets
         Schedule 3.2.3                     Payment for JXM Start-Up Expenses
         Schedule 4.4                       Consents of Seller, Ellsworth and Holdings
         Schedule 4.5                       Encumbrances
         Schedule 4.6                       Software and Intellectual Property
         Schedule 4.7(a)                    Tangible Personal Property
         Schedule 4.7(b)                    JXM Tangible Personal Property
         Schedule 4.8                       Proceedings
         Schedule 4.9                       Liabilities relating to the Assets
         Schedule 4.11                      Material Adverse Changes
         Schedule 4.12                      Broker of Seller/Holdings
         Schedule 4.13                      Contracts
         Schedule 4.13.3                    Contracts of JXM
         Schedule 4.15                      Employees and Independent Contractors
         Schedule 4.15.3                    JXM Employees and Independent Contractors
         Schedule 4.16                      Employee Benefit Plans
         Schedule 4.17                      Suppliers
         Schedule 4.18                      Insurance Policies
         Schedule 4.19                      Related Party Transactions
         Schedule 4.20                      Environmental Matters
         Schedule 4.21                      Financial Statements
         Schedule 5.5                       Consents of Buyer
         Schedule 6.12                      Seller's Employees Buyer Intends to Hire


         Exhibit 3.2                        XMM Series B Preferred Stock Designation
         Exhibit 7.2.7                      Form of Opinions of Seller Group's Counsels
         Exhibit 7.6                        Non-Competition Agreement
         Exhibit 7.7                        Ellsworth Employment Agreement
         Exhibit 7.11                       Subordination Agreement
         Exhibit 8.4                        Registration Rights Agreement
         Exhibit 8.5.3                      Form of Opinion of Buyer's Counsel
